Exhibit 99.1

FOR RELEASE: Thursday, April 26, 2018 at 4:30 PM (Eastern)

HOME FEDERAL BANCORP, INC. OF LOUISIANA REPORTS RESULTS OF OPERATIONS
 FOR THE THREE AND NINE MONTHS ENDED MARCH 31, 2018

Shreveport, Louisiana – April 26, 2018 – Home Federal Bancorp, Inc. of Louisiana (the "Company") (Nasdaq: HFBL), the holding company of Home Federal Bank, reported net income for the three months ended March 31, 2018 of $1.0 million compared to net income of $852,000 reported for the three months ended March 31, 2017. The Company's basic and diluted earnings per share were $0.57 and $0.54, respectively, for the three months ended March 31, 2018 compared to basic and diluted earnings per share of $0.47 and $0.44, respectively, for the three months ended March 31, 2017. The Company reported net income of $2.4 million for the nine months ended March 31, 2018, compared to $2.6 million for the nine months ended March 31, 2017. The Company's basic and diluted earnings per share were $1.33 and $1.26, respectively, for the nine months ended March 31, 2018 compared to $1.44 and $1.38, respectively, for the nine months ended March 31, 2017. The decrease in net income for the nine month period ended March 31, 2018 as compared to the same period in the prior year reflected primarily the effect of the one-time non-cash charge related to the re-measurement of the Company's deferred tax assets arising from the lower U.S. corporate tax rate provided for by the Tax Cuts and Jobs Act (the "Tax Act") enacted in December 2017. The non-recurring deferred tax adjustment was $642,000 for the nine months ended March 31, 2018, representing $0.34 diluted earnings per share.

The increase in net income for the three months ended March 31, 2018 resulted primarily from a decrease of $270,000, or 63.1%, in provision for income taxes, a $196,000, or 6.8%, decrease in non-interest expense along with an increase of $127,000, or 3.6%, in net interest income partially offset by a decrease of $229,000, or 29.2%, in non-interest income along with an increase of $195,000, or 125.8%, in provision for loan losses. The decrease in the provision for income taxes was primarily due to the Tax Act signed into law on December 22, 2017, which reduced the Company's effective tax rate for the quarter ended March 31, 2018.  The increase in net interest income for the three months ended March 31, 2018 was primarily due to a $276,000, or 6.5%, increase in total interest income, partially offset by an increase of $149,000, or 20.9%, in aggregate interest expense, primarily due to an increase in the average volume of loans receivable. The Company's average interest rate spread was 3.58% for the three months ended March 31, 2018 compared to 3.49% for the three months ended March 31, 2017. The Company's net interest margin was 3.76% for the three months ended March 31, 2018 compared to 3.65% for the three months ended March 31, 2017. The increase in the average interest rate spread and net interest margin on a comparative quarterly basis was primarily the result of an increase of 26 basis points in average rate on interest-earning assets.

The decrease in net income for the nine months ended March 31, 2018 resulted primarily from an increase of $597,000, or 48.0%, in the provision for income taxes, a $503,000, or 18.5%, decrease in non-interest income and a $95,000, or 12.6%, increase in provision for loan losses partially offset by an increase of $738,000, or 7.1%, in net interest income and a decrease of $231,000, or 2.7%, in non-interest expense.  The increase in the provision for income taxes for the nine months ended March 31, 2018 over the same prior year period was primarily due to the $642,000 re-measurement charge of the Company's net deferred tax asset as a result of the Tax Act signed into law on December 22, 2017. The increase in net interest income for the nine month period was primarily due to a $1.3 million, or 10.5%, increase in total interest income, partially offset by a $561,000, or 27.9%, increase in interest expense on borrowings and deposits. The Company's average interest rate spread was 3.55% for the nine months ended March 31, 2018 compared to 3.57% for the nine months ended March 31, 2017. The Company's net interest margin was 3.78% for the nine months ended March 31, 2018 compared to 3.74% for the nine months ended March 31, 2017.  The decrease in the average interest rate spread is attributable primarily to an increase of 21 basis points in average rate on interest bearing liabilities. The increase in net interest margin was primarily the result of an increase in rates on interest bearing assets for the nine months ended March 31, 2018 compared to the prior year nine month period.

           The following tables set forth the Company's average balances and average yields earned and rates paid on its interest-earning assets and interest-bearing liabilities for the periods indicated.

	For the Three Months Ended March 31,
	2018		2017
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$319,163	5.19%	$309,587	5.01%
Investment securities	60,542	2.03	67,177	1.82
Interest-earning deposits	4,605	1.64	6,072	0.72
Total interest-earning assets	$384,310	4.65%	$382,836	4.39%

Interest-bearing liabilities:
Savings accounts	$36,480	0.52%	$35,646	0.50%
NOW accounts	30,824	0.49	33,503	0.53
Money market accounts	54,205	0.59	44,387	0.30
Certificates of deposit	166,522	1.43	145,998	1.27
Total interest-bearing deposits	288,031	1.06	259,534	0.90
Other bank borrowings	226	3.51	692	3.44
FHLB advances	30,828	1.18	53,156	0.87
Total interest-bearing liabilities	$319,085	1.07%	$313,382	0.90%

	For the Nine Months Ended March 31,
	2018		2017
	Average Balance	Average Yield/Rate	Average Balance	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans receivable	$323,650	5.24%	$304,550	5.07%
Investment securities	59,941	1.91	60,186	1.70
Interest-earning deposits	8,157	1.37	5,286	0.58
Total interest-earning assets	$391,748	4.65%	$370,022	4.46%

Interest-bearing liabilities:
Savings accounts	$36,518	0.53%	$32,456	0.47%
NOW accounts	32,359	0.51	34,929	0.55
Money market accounts	45,780	0.47	46,178	0.31
Certificates of deposit	166,364	1.43	139,296	1.27
Total interest-bearing deposits	281,021	1.05	252,859	0.89
Other bank borrowings	116	4.59	515	3.62
FHLB advances	30,829	1.52	47,229	0.85
Total interest-bearing liabilities	$311,966	1.10%	$300,603	0.89%

The $229,000 decrease in non-interest income for the three months ended March 31, 2018 compared to the prior year quarterly period was primarily due to a decrease of $256,000 in gain on sale of loans offset by an increase of $29,000 in service charges on deposit accounts. The $503,000 decrease in non-interest income for the nine months ended March 31, 2018 compared to the prior year nine month period was primarily due to decreases of $606,000 in gain on sale of loans, $109,000 in gain on sale of real estate, and $5,000 in income from bank owned life insurance, partially offset by a $119,000 increase in service charges on deposit accounts, $94,000 increase in gain on sale of securities and a $4,000 increase in other income. The Company sells most of its long term fixed rate residential mortgage loan originations primarily in order to manage interest rate risk.

               The $196,000 decrease in non-interest expense for the three months ended March 31, 2018, compared to the same period in 2017, is primarily attributable to decreases of $213,000 in compensation and benefits expense, $74,000 in advertising expense, and $39,000 in loan and collection expense. The decreases were partially offset by increases of $41,000 in occupancy and equipment expense, $37,000 in data processing expense, $29,000 in other non-interest expense, $11,000 in audit and examination fees, $7,000 in legal fees, and $5,000 in franchise and bank shares tax expense. The $231,000 decrease in non-interest expense for the nine months ended March 31, 2018, compared to the same nine month period in 2017, is primarily attributable to decreases of $377,000 in compensation and benefits expense, $170,000 in advertising expense, and $35,000 in loan and collection expense partially offset by increases of $121,000 in other non-interest expenses, $95,000 in occupancy and equipment expense, $68,000 in legal fees, $55,000 in data processing expense, $5,000 in audit and examination fees, $4,000 in franchise and bank shares tax expense, and $3,000 in deposit insurance premiums.

At March 31, 2018, the Company reported total assets of $412.1 million, a decrease of $14.5 million, or 3.4%, compared to total assets of $426.6 million at June 30, 2017. The decrease in assets was comprised primarily of decreases in loans held-for-sale of $8.2 million, or 60.5%, from $13.6 million at June 30, 2017 to $5.4 million at March 31, 2018, investment securities of $4.0 million, or 6.1%, from $65.3 million at June 30, 2017 to $61.3 million at March 31, 2018, cash and cash equivalents of $3.5 million, or 29.1%, from $11.9 million at June 30, 2017 to $8.4 million at March 31, 2018, deferred tax assets of $444,000, or 27.7%, from $1.6 million at June 30, 2017 to $1.2 million at March 31, 2018, premises and equipment of $200,000, or 1.6%, from $12.2 million at June 30, 2017 to $12.0 million at March 31, 2018, and other assets of $186,000, or 2.2%, from $8.6 million at June 30, 2017 to $8.5 million at March 31, 2018.  These decreases were partially offset by an increase in loans receivable, net of $1.4 million, or 0.4%, from $312.8 million at June 30, 2017 to $314.2 million at March 31, 2018. The decrease in investment securities was primarily due to the sale of $3.5 million of mortgage-backed securities along with $8.5 million of principal repayments on mortgage-backed securities partially offset by purchases of mortgage backed securities that totaled $8.9 million during the nine months ended March 31, 2018.  We realized a gain of $94,000 from the sale of the securities during the nine months ended March 31, 2018.  The decrease in loans held-for-sale resulted primarily from a decrease in loans originated for sale during the nine months ended March 31, 2018. The balance of real estate owned increased $599,000, or 110.9%, from $540,000 at June 30, 2017 to $1.1 million at March 31, 2018.  The increase in real estate owned was due to the acquisition of two one-to-four family residences during the quarter ended March 31, 2018.

Total liabilities decreased $14.7 million, or 3.9%, from $380.4 million at June 30, 2017 to $365.7 million at March 31, 2018 primarily due to a decrease in advances from the Federal Home Loan Bank of $32.2 million, or 65.8%, to $16.7 million at March 31, 2018 compared to $48.9 million at June 30, 2017, partially offset by an increase of $18.2 million, or 5.5%, in total deposits to $347.2 million at March 31, 2018 compared to $329.0 million at June 30, 2017.  The increase in deposits was primarily due to a $19.3 million, or 45.3%, increase in money market deposits from $42.4 million at June 30, 2017 to $61.7 million at March 31, 2018, a $1.2 million, or 3.4%, increase in savings deposits from $35.0 million at June 30, 2017 to $36.2 million at March 31, 2018, a $611,000, or 0.4%, increase in certificates of deposits from $162.6 million at June 30, 2017 to $163.2 million at March 31, 2018, partially offset by a decrease of $1.7 million, or 4.9%, in interest bearing demand deposits from $34.5 million at June 30, 2017 to $32.8 million at March 31, 2018, and a decrease of $1.2 million, or 2.3%, in non-interest bearing deposits from $54.4 million at June 30, 2017 to $53.2 million at March 31, 2018. At March 31, 2018, the Company had $10.0 million in brokered deposits compared to $11.5 million at June 30, 2017. The decrease in brokered deposits is due to brokered deposits that had matured during the nine months ended March 31, 2018. The brokered certificates of deposit which have maturity dates greater than twelve months are callable by Home Federal Bank after twelve months pursuant to early redemption provisions.  The decrease in advances from the Federal Home Loan Bank was primarily due to growth in total deposits which replaced advances as a source of funds.  The $612,000 decrease in other liabilities was primarily due to payment of property taxes out of loan escrow accounts.

                At March 31, 2018, the Company had $3.7 million of non-performing assets (defined as non-accruing loans, accruing loans 90 days or more past due, and other real estate owned) compared to $3.5 million of non-performing assets at June 30, 2017, consisting of nine commercial business loans to one borrower, five single-family residential loans, four line of credit loans, one residential lot in other real estate owned, and two single family residential loans in other real estate owned at March 31, 2018 compared to four single-family residential loans, two line of credit loans, fifteen commercial business loans, and one residential lot in other real estate owned at June 30, 2017. At March 31, 2018, the Company had eight single family residential loans, three line of credit loans, nine commercial business loans to one borrower, and five loans to one borrower consisting of two commercial real estate loans, two non-real estate loans, and one single family residential loan classified as substandard compared to four single family residential loans, one line of credit loan, one commercial real estate loan, and fifteen commercial business loans to two borrowers classified as substandard at June 30, 2017. There were no loans classified as doubtful at March 31, 2018 or June 30, 2017. During the three months ended December 31, 2016, we became aware that one of two related borrowers of fifteen commercial business loans in the aggregate amount of $2.8 million that were classified as substandard filed for Chapter 11 (reorganization) bankruptcy protection during that period. We charged off nine of the fifteen loans in the amount of $797,000 against the allowance for loan losses during the three months ended September 30, 2017. We received principal payments in March 2017 for $272,000, May 2017 for $10,000, and monthly payments of $15,000 from August 2017 through March 2018 totaling $90,000 during the nine months ended March 31, 2018 reducing our exposure to $1.6 million. These loans continue to be classified as substandard and are on non-accrual at March 31, 2018. We are continuing to monitor these credits and presently believe that our allowance for loan losses at March 31, 2018 is adequate.  No additional losses are currently anticipated with respect to these loans.

Shareholders' equity increased $164,000, or 0.4%, to $46.4 million at March 31, 2018 from $46.2 million at June 30, 2017.  The primary reasons for the changes in shareholders' equity from June 30, 2017 were net income of $2.4 million, the vesting of restricted stock awards, stock options and the release of employee stock ownership plan shares totaling $471,000, adjustment to retained earnings related to the tax rate change totaling $116,000, and proceeds from the issuance of common stock from the exercise of stock options of $86,000.  These increases in shareholders' equity were partially offset by dividends paid totaling $695,000, acquisition of Company stock of $1.5 million, and a decrease in the Company's accumulated other comprehensive income of $713,000.

The Company repurchased 54,185 shares of its common stock under its stock repurchase program during the nine months ended March 31, 2018 at an average price per share of $27.26. On October 12, 2016, the Company announced that its Board of Directors approved a seventh stock repurchase program for the repurchase of up to 97,000 shares. As of March 31, 2018, there were 49,284 shares remaining for repurchase under the seventh stock repurchase program.

Home Federal Bancorp, Inc. of Louisiana is the holding company for Home Federal Bank which conducts business from its six full-service banking offices and home office in northwest Louisiana.

Statements contained in this news release which are not historical facts may be forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like "believe," "expect," "anticipate," "estimate" and "intend" or future or conditional verbs such as "will," "would," "should," "could" or "may."  We undertake no obligation to update any forward-looking statements.

Home Federal Bancorp, Inc. of Louisiana
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(In thousands)

	March 31, 2018	June 30, 2017
	(Unaudited)
ASSETS

Cash and cash equivalents	$8,441	$11,905
Securities available for sale at fair value	31,234	36,935
Securities held to maturity (fair value March 31, 2018: $28,934; June 30, 2017: $27,988)	30,100	28,357
Loans held-for-sale	5,389	13,631
Loans receivable, net of allowance for loan losses (March 31, 2018: $3,693; June 30, 2017: $3,729)	314,167	312,772
Premises and equipment, net	12,019	12,219
Deferred tax asset	1,157	1,601
Real estate owned	1,139	540
Other assets	8,460	8,646

Total assets	$412,106	$426,606

LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits	$347,194	$329,045
Advances from the Federal Home Loan Bank of Dallas	16,706	48,907
Other liabilities	1,796	2,408

Total liabilities	365,696	380,360

Shareholders' equity	46,410	46,246

Total liabilities and shareholders' equity	$412,106	$426,606

Home Federal Bancorp, Inc. of Louisiana CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data)

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017
Interest income
Loans, including fees	$4,179	$3,912	$12,743	$11,600
Investment securities	12	7	35	20
Mortgage-backed securities	298	302	826	746
Other interest-earning assets	19	11	84	23
Total interest income	4,508	4,232	13,688	12,389
Interest expense
Deposits	768	591	2,213	1,694
Federal Home Loan Bank borrowings	92	116	352	300
Other bank borrowings	2	6	4	14
Total interest expense	862	713	2,569	2,008
Net interest income	3,646	3,519	11,119	10,381

Provision for loan losses	350	155	850	755
Net interest income after provision for loan losses	3,296	3,364	10,269	9,626

Non-interest income
Gain on sale of loans	285	541	1,320	1,926
Gain on sale of real estate	--	--	1	110
Gain on sale of securities	--	--	94	--
Income on Bank Owned Life Insurance	35	36	105	110
Service charges on deposit accounts	223	194	660	541
Other income	13	14	41	37

Total non-interest income	556	785	2,221	2,724

Non-interest expense
Compensation and benefits	1,565	1,778	4,860	5,237
Occupancy and equipment	345	304	1,017	922
Data processing	165	128	497	442
Audit and examination fees	67	56	194	189
Franchise and bank shares tax	96	91	296	292
Advertising	47	121	117	287
Legal fees	107	100	396	328
Loan and collection	53	92	205	240
Deposit insurance premium	27	27	95	92
Other expenses	201	172	582	461

Total non-interest expense	2,673	2,869	8,259	8,490

Income before income taxes	1,179	1,280	4,231	3,860
Provision for income tax expense	158	428	1,840	1,243

NET INCOME	$1,021	$852	$2,391	$2,617

EARNINGS PER SHARE

Basic	$0.57	$0.47	$1.33	$1.44
Diluted	$0.54	$0.44	$1.26	$1.38

	Three Months Ended		Nine Months Ended
	March 31,		March 31,
	2018	2017	2018	2017

Selected Operating Ratios(1):
Average interest rate spread	3.58%	3.49%	3.55%	3.57%
Net interest margin	3.76%	3.65%	3.78%	3.74%
Return on average assets	0.99%	0.83%	0.76%	0.88%
Return on average equity	8.80%	7.65%	6.88%	7.88%

Asset Quality Ratios(2):
Non-performing assets as a percent of total assets	0.90%	1.57%	0.90%	1.57%
Allowance for loan losses as a percent of non-performing loans	100.99%	126.50%	100.99%	126.50%
Allowance for loan losses as a percent of total loans receivable	1.16%	1.16%	1.16%	1.16%

Per Share Data:
Shares outstanding at period end	1,908,581	1,954,158	1,908,581	1,954,158
Weighted average shares outstanding:
Basic	1,792,621	1,818,741	1,803,608	1,814,415
Diluted	1,895,034	1,927,886	1,903,971	1,901,751
Tangible book value at period end	$24.32	$23.12	$24.32	$23.12
_______________________
(1) Ratios for the three and nine month periods are annualized.
(2) Asset quality ratios are end of period ratios.

CONTACT:	James R. Barlow President and Chief Executive Officer (318) 222-1145